                                                                 EXHIBIT 10.10

                           PATENT LICENSE AGREEMENT

     K/S/ HIMPP, a partnership organized under the laws of Denmark and having its principal place of business at Ny Vestergaardsvej 25, DK-3500, Vaerlose, Denmark (hereinafter referred to as "Licensor"), and Sonic Innovations, Inc. a corporation organized under the laws of the United States of America and having its principal place of business at 5330 South 900 East, Suite 240, Salt Lake City, Utah 84117-7261 (hereinafter referred to as "Licensee"), have entered into the following Agreement, effective January 1, 1997:

1.   PREAMBLE

1.1 Licensor is the owner of the entire right, title and interest in certain patents and patent applications relating to hearing aids.

1.2 Licensee desires to obtain, and Licensor is willing to grant to Licensee, a non-exclusive license under the patents and patent applications as defined below and on the terms hereinafter set forth.

2.   DEFINITIONS

2.1 "Affiliate" shall mean any corporation or other entity, previously, now or hereafter existing, that controls a party to this Agreement, is controlled by a party to this Agreement, or is controlled by the same corporation or other entity which controls a party to this Agreement, wherein "control" means direct management control or direct or indirect ownership of at least 50% of the stock entitled to vote for the election of directors or their equivalent.

2.2 "Conflicting Rights" shall mean any rights previously granted under the Licensed Patents to another party, including without limitation liens, conveyances, mortgages, assignments, encumbrances or other agreements to which Licensor is a party or by which it is bound, relating to the Licensed Patents, which would prevent or impair the full exercise of all substantive rights granted to Licensee pursuant to the terms and conditions of this Agreement.

2.3  "Effective Date" shall mean January 1, 1997.

2.4 "Licensed Patents" shall mean the patents and patent applications listed in Exhibit A to this Agreement, as well as any patents which are later issued from any patent applications listed in Exhibit A, and all continuations, divisions or reissues of any of said patents or applications.

2.5 "Licensed Products" shall mean hearing aids, or any apparatus, device or system which is designed for use with a hearing aid, made, used, imported, sold, leased or Otherwise Disposed Of anywhere in the world, by or on behalf of Licensee, which if unlicensed, would directly infringe an apparatus or method claim of a Licensed Patent.

2.6 "Net Selling Price" shall mean the gross invoice price to an unlicensed party for a Licensed Product, in the first arms-length transaction in the ordinary course of business, less the following deductions:

     (a) Trade or quantity discounts as well as bonuses and incentive allowances and rebates granted to the customer.

     (b) Transportation, packing costs and insurance charges on shipments to customers.

     (c) Sales and use taxes and other duties paid directly on such sale by Licensee to any governmental agency.

     (d)  Credits for Licensed Products returned by customer.

     Where Licensed Products are Otherwise Disposed Of, the Net Selling Price thereof shall be deemed to be the Net Selling Price at which the same are being sold or offered for sale by Licensee or its dealers, distributors or agents to the trade in the ordinary course of business.

2.7 "Otherwise Dispose Of" shall mean to put into use or to lease, sell or otherwise transfer title to another party or entity in other than an arms-length transaction in the ordinary course of business.

2.8 A Licensed Product shall be deemed to be "Sold" on the earlier of the date of shipment, date of invoice or date of payment.

3.   THE PATENTS

3.1 During the term of this Agreement, Licensor in its sole discretion shall decide what steps shall be taken to obtain Licensed Patents that have been applied for and to maintain the Licensed Patents already granted. All costs connected with the maintenance and issuance of Licensed Patents shall be paid by Licensor.

3.2 Licensee understands that Licensor may at its sole discretion discontinue the maintenance of any or all of the Licensed Patents, and Licensee agrees that it shall not have any right of compensation or any other claim against Licensor based on the fact that the Licensed Patents or some of them may lapse.

4.   RELEASE

4.1 Licensor hereby releases, acquits and forever discharges Licensee and purchasers and users of Licensed Products from any and all claims or liability for past infringement or alleged infringement of any Licensed Patent.

5.   LICENSES GRANTED

5.1 Subject to the terms and conditions hereinafter set forth, and subject to any prior Conflicting Rights that may have been granted under the Licensed Patents, Licensor hereby grants to Licensee a royalty-bearing, non-exclusive, non- transferable, world-wide license under the

     Licensed Patents to make, have made, use, import, sell or Otherwise Dispose Of Licensed Products.

5.2 The grant of license hereunder is for use exclusively by Licensee and its Affiliates, and Licensee shall not grant to third parties any sub-licenses or other rights under the Licensed Patents.

5.3 The above non-exclusive rights of the parties may be subject to restrictions or limitations imposed under mandatory provisions of the EU or under national law or regulations and such provisions shall apply and be considered part of this Agreement.

5.4 No right or license is granted hereby by implication or otherwise under any patent, patent application or patent claim, except as specifically provided herein, and specifically no license or other right is granted under any patent or patent application owned or controlled by, or licensed to, any Licensor partner other than the Licensed Patents.

5.5 Unless otherwise terminated pursuant to Article 9, the duration of the license granted under this Agreement shall extend from the Effective Date to and including the expiration date of the last to expire of the Licensed Patents.

6.   LICENSE FEES

6.1 For each Licensed Product which is Sold or Otherwise Disposed Of anywhere in the world after the Effective Date of this Agreement, Licensee agrees to pay to Licensor a royalty of 3.0% of the Net Selling Price of each Licensed Product.

6.2 The payments called for under this Agreement shall be in United States dollars at a conversion rate as of the end of the fiscal year of Licensee. Wire transfers of funds may be made to Licensor's bank account as follows:

     Den Danske Bank
     Lyngby Hovedgade 39
     DK-2800 Lyngby
     Denmark

     Swift code: DABADKKKLYN

     USD account No:  4260005553

6.3 Once a royalty is paid on any Licensed Product pursuant to this Agreement, such constitutes a full release with respect to such Licensed Product from claims for royalties under any Licensed Patent.

6.4 No royalty is due hereunder with respect to any Licensed Product on which a royalty has been paid by another licensee of the Licensed Patents.

6.5 Licensee and Licensor agree that the royalty provided for herein is a flat rate royalty representing the mean value of the expected benefit to the Licensee of the license under such part of the Licensed Patents which would otherwise prevent the manufacture and sale of Licensed Products regardless of whether Licensee has any specific use for all Licensed Patents. It is also agreed that the royalty payable in respect of Licensed Products is based upon the value to the Licensed Products of those features of the Licensed Products covered by Licensed Patents.

7.   PAYMENTS, REPORTS AND RECORDS

7.1 During the term of this Agreement and within 90 days after the end of each fiscal year of Licensee - such fiscal year ending on December 31, - regardless of whether any royalties are due hereunder, Licensee shall provide to Arthur Andersen, State Authorized Public Accountants, 1 Midtermolen, DK-2100 Copenhagen, Denmark, for the attention of Mr. David Holm or such other independent auditor appointed by Licensor from time to time (the Intermediary) a written statement setting forth the amount of the royalties which shall have become due and payable hereunder as a result of Licensed Products Sold or Otherwise Disposed Of in the fiscal year just ended. Each such statement, which shall be duly certified by Licensee's statutory auditor, shall set forth the commercial product names of the Licensed Products on which royalties have been paid and the volume of sales of each Licensed Product, and shall be accompanied by payment of royalties due. The Intermediary will deliver to Licensor, for each licensee under the Licensed Patents making payments to that Intermediary, a list of all Licensed Products on which royalties have been paid, and will deliver to Licensor a single payment representing the aggregate of all payments made by licensees of Licensed Patents to the Intermediary in respect of the relevant fiscal year.

7.2 Licensee shall maintain full and accurate accounts and records of all data necessary for the preparation of the statements submitted and the calculation of the royalties paid hereunder and shall retain such accounts and records relating to each royalty payment made hereunder for a period of three years after the date of each such payment. Such accounts and records shall be subject to audit from time to time during normal business hours at the reasonable convenience of the parties, but no more often than once during each calendar year, and no more detailed in scope and depth than is reasonably necessary for the purposes of this Agreement, by an independent auditor who is a certified public accountant, and who shall be appointed by Licensor. Such auditor shall disclose no information to Licensor other than in an audit report, a copy of which shall be provided to Licensee. Such audit report shall be limited to disclosure of identified Licensed Products on which royalties are being paid, and the identification of any hearing aid, or any apparatus, device or system which is designed for use with a hearing aid and on which royalties are not being paid. The statements provided pursuant to Article 7.1 and any audit report under Article 7.2 shall be held in strict confidence by Licensor and shall be used solely for purposes of this Agreement and shall not be used by Licensor for any other purpose. In the event an audit reveals a deficit in royalty amounts paid by Licensee greater than 10% for the period covered by the audit, Licensee shall pay the cost of the audit. Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of eight percent (8%) during delinquency.

8.   WARRANTIES OF LICENSOR

8.1 Licensor warrants that Licensor is the owner of the entire right, title and interest in the Licensed Patents and has the right to grant the license granted herein.

8.2 Licensor warrants that it is not aware of any prior Conflicting Rights granted under any of the Licensed Patents.

8.3 Nothing in this Agreement shall be construed as a representation or warranty by Licensor as to the technical or commercial results which can be obtained by the exploitation of the Licensed Patents.

8.4 Licensor does not warrant that practicing the subject matter of any Licensed Patent will be free of infringement of patents owned by others than Licensor, and shall not be liable in whole or in any part for any claim for compensation which might be brought by any third party as a consequence of the exploitation of the Licensed Patents by Licensee.

9.    TERM AND TERMINATION

9.1 This Agreement shall be considered to have taken effect on January 1, 1997, and shall remain in full force and effect, subject to the termination provisions of Article 9.2, until the expiration date of the last to expire of the Licensed Patents.

9.2 If any party shall be in material default of this Agreement and such material default is not cured within 60 days after written notice of such material default is received from the other party, such other party shall have the right to request termination of this Agreement with respect to the party in material default, and/or other relief, in arbitration pursuant to Article 17. If successful in obtaining termination of this Agreement as relief in arbitration, such other party may then terminate this Agreement forthwith with respect to the party in material default upon written notice to that effect to the party in material default.

9.3 Notwithstanding the provisions of Article 9.2, if Licensee fails to make royalty payments pursuant to Articles 6 and 7, and such failure is not cured within 60 days after written notice of such failure is received from Licensor, Licensor shall have the right to terminate this Agreement on written notice to Licensee, without proceeding to arbitration.

9.4 Upon termination of this Agreement pursuant to Article 9.2, all licenses, rights, duties and obligations set forth in this Agreement shall terminate forthwith except that Licensee shall be liable to fulfil its obligations under Articles 6 and 7 with respect to royalties which have accrued prior to such termination.

10.   NOTICES

10.1 All notices to, demands, consents or communications which any party may desire or may be required to give to the other must be in writing, shall be effective upon receipt after having been delivered prepaid to a reputable international delivery service or courier or sent by facsimile transmission and addressed to such address as shall have been designated by notice from the addressee for addressing of notices to it, or if no such designation shall have been made, then to the address of the party appearing above. Receipt shall be presumed on the date of proper transmission as to facsimile transmission and otherwise within five (5) days.

11.   INFRINGEMENT

11.1 In the case of any third party infringing the Licensed Patents, Licensor shall in its sole discretion decide whether legal proceedings shall be initiated to prevent such infringement. If legal proceedings are initiated, Licensee shall, if requested, cooperate with Licensor in this regard to the extent not contrary to the interest of Licensee.

11.2  Costs incurred in connection with legal proceedings pursuant to this
      Article 11 shall be borne by Licensor.

12.   PRODUCT LIABILITY AND COMPLIANCE

12.1 Licensee shall observe and comply with all local laws, rules and regulations applicable to the exploitation of the Licensed Patents, and shall at its own cost obtain any necessary governmental permit or approval necessary for the exploitation of the Licensed Patents.

13.   ASSIGNMENT AND TRANSFER

13.1 Neither this Agreement nor any right granted hereunder may be assigned, extended or otherwise transferred in whole or in part by either party hereto, whether voluntarily, by operation of law or otherwise, nor shall this Agreement or any right granted hereunder inure to the benefit of any successor of either party hereto, whether by operation of law or otherwise, and notwithstanding any bankruptcy, insolvency or other proceeding, without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, and any assignment, extension or transfer without such consent shall be null and void. The parties acknowledge that the benefits accorded to each party under this Agreement, including, without limitation, the license and releases, are personal to such party and shall in no event extend to any other person.

13.2 This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective Affiliates and permitted successors and assigns.

14.   SECRECY

14.1 The parties hereto acknowledge that each party has an interest in maintaining the confidentiality of the parties' business and trade practices. Therefore, the parties shall treat as secret and confidential all information relating to the other party's business and products (collectively, the "Confidential Information"). The parties each agree to use their best efforts to prevent the unauthorized use and disclosure of the Confidential Information, which shall include requiring all third parties to whom the Confidential Information is disclosed to execute confidentiality agreements containing terms similar to those contained in this Article 14.1. Notwithstanding the foregoing, the parties may disclose any Confidential Information which has been independently acquired from a third party, that does not have an obligation of confidentiality to any of the parties, which is made public incident to the filing of patent applications or the issuance of patents, which has otherwise become generally known in the industry in which the parties operate other than as a result of wrongdoing by the party disclosing such information, or the disclosure is required pursuant to judicial order or the mandate of any governmental agency or authority.

14.2 Except as provided in Article 14.4, the parties hereto shall keep this Agreement confidential and shall not now or hereafter divulge the terms of this Agreement or any part thereof to any third party except:

      (a)  with the prior written consent of the other party; or

      (b)  to any governmental body having jurisdiction to call therefor; or

      (c)  as otherwise may be required by law or contract; or

      (d)  to legal counsel representing either party; or

      (e)  to the auditors appointed pursuant to Articles 7.2 and 18.1.

14.3 For purposes of Article 14 only, partners of HIMPP and affiliates of Licensee shall not be considered to be third parties.

14.4 The parties agree to a mutually acceptable press release to announce the execution of this Agreement.

14.5 The obligations of confidentiality hereunder shall continue after the expiration of this Agreement, irrespective of the cause and irrespective of which of the parties might terminate the Agreement.

15.   MISCELLANEOUS PROVISIONS

15.1 Payments of any royalties under this Agreement are not admissions of infringement of any Licensed Patent.

15.2 No failure or delay to act upon any default or to exercise any right, power or remedy hereunder will operate as a waiver of any such default, right power, or remedy.

15.3 If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable under the applicable laws or regulations of any jurisdiction, such provision will be deemed amended in that jurisdiction to the extent necessary to conform to applicable laws or regulations or, if it cannot be so amended without materially altering the intention of the parties, it will be stricken, and the remainder of this Agreement will remain in full force and effect.

15.4 Nothing contained herein shall constitute a license for either party to utilise in the marketing of its products, the trademarks, tradenames, or identifying code numbers of the other party.

15.5 This Agreement does not constitute either party hereto the agent of the other party for any purpose whatsoever, nor does either party hereto have the right or authority to assume, create or incur any liability of any kind, express or implied, against or in the name or on behalf of the other party.

15.6 The parties agree that should a patent not issue from any of the applications listed in Exhibit A hereto, the terms hereof inclusive of Licensee's obligations hereunder shall be otherwise unaffected by such occurrence.

16.   FORCE MAJEURE

16.1 Neither party shall be under any liability to the other party hereunder due to circumstances that such party shows is beyond its control, such as change of legislation, government prohibition, or other kind of force majeure. The parties undertake to notify the other party if any force majeure circumstances should occur.

17.   APPLICABLE LAW AND ARBITRATION

17.1 This Agreement shall be governed and construed and the relations between the parties determined in all respects by the substantive law of Denmark.

17.2 The parties shall seek to resolve amicably all disputes, controversies or differences which may arise between them relating to the subject matter of this Agreement. If, despite the good faith effort of the parties, an amicable resolution cannot be reached, any controversy or claim between or among the parties arising out of this Agreement, excluding controversies relating to the scope or validity of the Licensed Patents as provided for in article 17.3, shall be resolved by binding arbitration in Copenhagen.

17.3 Any controversy which the parties are unable to amicably resolve relating to the scope or validity of any of the Licensed Patents shall be resolved in a court of law in the country in which that Licensed Patent was issued.

17.4 The party intending to convene the arbitration tribunal shall notify the other party by registered letter of such intent providing a short description of the issues which shall be before the arbitration tribunal. Each party shall then within four weeks appoint an arbitrator. These arbitrators shall within two weeks appoint a third arbitrator who shall be educated as a lawyer. If the arbitrators have not agreed upon the third arbitrator within two weeks or if a party fails within the time given to appoint an arbitrator, the relevant arbitrator shall be appointed if a party shall so direct by the President of the Maritime and Commercial Court in Copenhagen.

17.5 The arbitration tribunal shall itself decide its rules of procedure and shall when handing down its ruling, order the distribution of costs involved in the matter including costs to legal counsel and, if necessary, accountants.

17.6  To the extent that they have not been varied by the contents of this
      Article 17, the provision of the Danish Arbitration Act shall apply. The arbitration tribunal shall conduct its proceedings in the English language.

17.7 The arbitration tribunal is empowered to award damages and any other relief which would be available in a judicial proceeding. The arbitration tribunal shall have the discretion to conduct hearings, to hear witnesses, and if it deems appropriate, to order an exchange of information by the parties.

17.8 All decisions of the arbitration panel within the scope of its authority shall be final and binding on the parties and may be executed and enforced in any court having competent jurisdiction. The parties stipulate that the Court of Copenhagen shall have jurisdiction over the parties and subject matter for purposes of enforcing this provision.

18.   MOST FAVORED TERMS

18.1 If, after the Effective Date hereof, Licensor grants to any third party, a right or license under any or all of the Licensed Patents to make, have made, import, use sell and/or otherwise dispose of Licensed Products on terms more favorable to such third party than those set forth herein, Licensor shall give prompt written notice to Licensee to that effect and Licensee shall have the option of acquiring a right, license or grant under such more favorable tern-Ls subject to the same terms as those licensed or granted to such third party. Licensee may request periodically that an independent auditor (which may be the same auditor appointed pursuant to Article 7.2) at the cost of Licensee audit Licensor's licenses under the Licensed Patents and provide a certification of Licensor's compliance with this article.

19.   ENTIRE AGREEMENT AND AMENDMENTS

19.1 This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and cancels and supersedes all prior or contemporaneous oral or written negotiations, agreements or understandings relating to such subject matter. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed on behalf of the parties by their respective duly authorized representatives.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers effective as of the date first written above.

                                         K/S HIMPP

Date:   September 10, 1998         By: /s/ illegible
        ------------                   ------------------------------

                                       Title:  Mar. Div.
                                              -----------------


                                       Licensee

Date:   August 27, 1998            By: /s/ William S. Barth
        ---------                      ------------------------------

                                       Title:  CFO
                                               ----------------

                                   Exhibit A

     Calibration Device and Auditory Prosthesis
     Having Calibration Information (widin et al)

Country                  Serial                Patent Number

United States            192,213               4,992,966
EPO                      89304712.6            EP 0 341 995 B
Australia                32674/89              614,825
Canada                   596,199               1,321,260
Denmark                  1764/89
Japan                    115926/89             1-319398 (Publ. No.)
South Korea              6179/89
Malaysia                 8900593               MY103710A
Austria                  EPO                   123708
France                   EPO                   341995
Germany                  EPO                   68923991
Netherlands              EPO
Sweden                   EPO
Switzerland              EPO
United Kingdom           EPO

Method and Apparatus for Determining Acoustic Parameters of an Auditory Prosthesis Using Software Model (Widin et al)


Country                  Serial 4              Patent Number
United States            07/888,148            Re 34,961
United States            192,214               4,953,112
Malaysia                 8900543               MY104085
South Korea              6181/89
Japan                    114895/89             1-319397 (Publ. No.)
Denmark                  1766/89
Canada                   596,743               1,321,635
Brazil                   8902172
Australia                33033/89              619,275
EPO                      89304711.8            EP 0 396 831 B
Austria                  EPO                   114103
United Kingdom           EPO                   396 831
Switzerland              EPO                   396 831
Sweden                   EPO                   396 831
Netherlands              EPO                   396 831
Germany                  EPO                   68919349
France                   EPO                   396 831


Hearing Aid Programming interface (Rising)
Country                  Serial                Patent Number

United States            192,242               4,961,230
Canada                   599,068               1,301,305
Germany                  EPO                   68918327
EPO                      89304486.7            EP 0 341 902
Australia                34056/89              616,264
Japan                    1-053836
France                   EPO
United  Kingdom          EPO
Netherlands              EPO
Sweden                   EPO
South Korea              6087/89

Hearing Aid Programming interface and Method (Mangold)

Country                  Serial                Patent Number


United States            192,259               4,989,251
Canada                   599069/89             1,331,651
Germany                  EPO                   68919270
EPO                      89304487.5            EP 0 341 903
Japan                    117187/89             2-057100 (Publ. No.)
Australia                34057/89              610391
France                   EPO
United Kingdom           EPO
Netherlands              EPO
Sweden                   EPO


Auditory Prosthesis using Fitting Vectors (Widin)

Country                  Serial #              Patent Number

United States            07/192,351            4,901,353
Malaysia                 8900594               MY103711
Austria                  EPO                   111289
France                   EPO                   341997
Germany                  EPO                   68917980
EPO                      89304714.2            EP 0 341 997
Australia                32789/89              621,101
Brazil                   8902175
Canada                   596414/89             1,300,732
Denmark                  1765/89
Japan                    115928/89
South Korea              6180/89
United Kingdom           EPO                   341 997
Switzerland              EPO                   341 997
Sweden                   EPO                   341 997
Netherlands              EPO                   341 997
Italy                    EPO                   341 997

Auditory Prosthesis With Datalogging Capability (Mangold et al)

Country                  Serial                Patent Number
United States            353,220               4,972,487
Canada                   594962/89             1,317,6,66
Germany                  EPO                   68920060
Denmark                  1523/89
EPO                      89302689.8            EP 0 335 542
Japan                    80196/89              2-043900 (Publ. No.)
Australia                31420/89              610,705
CH                       EPO
France                   EPO
Sweden                   EPO
Netherlands              EPO
United Kingdom           EPO
Malaysia                                       MY103858
South Korea              4156/89


Method, Apparatus, System and Interface Unit for Programming a Hearing Aid
(Platt)

Country                  Serial                Patent Number

United States            525,901               5,226,086
Germany                  G9106237.3            91062373 G
Australia                75912/91              641,239
Japan                    34867/91

Hearing Aid and Method For Preparing Same (Woodfill, Jr.)

Country                  Serial                Patent Number

United States            887,592               5,321,757
Australia                82039/91              647,510
Canada                   2087263
EPO                      91912842.1            EP 0 544 687
PCT                      US91/04955            WO92/03894 (pub.)
Japan                    512130/91             5-509210 (Publ. No.)
Sweden                   EPO                   544 687
Denmark                  EPO                   544 687
Netherlands              EPO                   544 687
Germany                  EPO                   69112407
France                   EPO                   544 687


Auditory Prosthesis, Noise Suppression Apparatus and Feedback Suppression Apparatus having Focused Adaptive Filtering (Soli et al)

Country                  Serial                Patent Number

United States            912,886               5,402,496
United States            08/317,164
Japan                    172767/93
Canada                   2098679
Australia                41424/93              661,158
EPO                      93111138.9
Germany
Denmark
France
United Kingdom
Sweden

Auditory Prosthesis With User-Controlled Feedback Cancellation (Soli et al)

Country                  Serial 9              Patent Number

United States            07/922,013
United States            08/201,883
United States            08/279,685
EPO                      93112049.7            EP-A- 0 581 261
Japan                    188302/93
Canada                   2100015
Australia                41832/93              660,818
Germany
Denmark
France
United Kingdom
Sweden


Activation and Method For Doing Same (Soli et al)

Country                  Serial #              Patent Number

United States            07/921,508
EPO                      93112050.3            EP-A-0 581 262
Canada                   2100110
Japan                    188281/93
Germany
Denmark
France
United Kingdom

External Ear Canal Pressure Regulating Device and Tinnitus Suppression Device (Van den Honert et al)

Country                  Serial 4              Patent Number

United States            359,025               5,024,612
Australia                54873/90              630,187
EPO                      90305676.0            EP 0 400 900
Canada                   2016256
Japan                    139564/90             3-018359 (Publ. No.)
Belgium                  EPO                   400 900
France                   EPO                   400 900
Germany                  EPO                   69024408
Sweden                   EPO                   400 900
United Kingdom           EPO                   400 900


External Ear Canal Electrode to be Placed Proximate the Tympanic Membrane and Method of Stimulating/Recording Utilizing External Ear Canal, Etc. (Stypulkowski et al)

Country                  Serial                Patent Number

United States            07/036,209
United States            767,324               4,706,682
Canada                   514029/86             1,292,265
EPO                      86111568              EP 0 214 527
Austria                  EPO                   60502
France                   EPO
Germany                  EPO
United Kingdom           EPO
Sweden                   EPO
Denmark                  3730/86 .
Norway                   86-3310
Australia                605261/86             591,690
Japan                    193020/86             62-044250 (Publ. No.)
China                    86105171

Attachment Device For a Probe Microphone (Rising et al)

Country                  Serial                Patent Number

United States            192,354               4,827,525


Magnetic Attachment Apparatus for Ear-Level Microphone (Rising)

Country                  Serial                Patent Number

United States            181,222               4,827,524
Canada EPO
Germany
Denmark
Japan


Apparatus and Method For Suppressing Tinnitus (Stypulkowski et al)

Country                  Serial                Patent Number

United States            07/286,744
Australia                45376/89              629,872
Canada                   2003452
Japan                    328110/89             2-220680 (Publ. No.)
Australia                30087/92              656,045
EPO                      89311877

US 4,548,082 Hearing aids, signal supplying apparatus, system for compensating hearing deficiencies and methods, (Engebretson et al.) prio 84.08.28

COUNTRY                   Application             Patent
US                        645,004                 US 4,548,082
Canada                    4488699                 CA 1240029

EP                        85904203.8              EP 0 191 075
Netherlands               EP                      191 075
Austria                   EP                      AT76549
Belgium                   EP                      191 075
Switzerland               EP                      191 075
Germany                   EP                      DE3586098
France                    EP                      191 075
GB                        EP                      191 075
Italy                     EP                      191 075
Sweden                    EP                      191 075

Denmark                   1880/86
Japan                     503667/85               8-024399
Australia                 47261/85                AU 579890
Australia                 31102/89                AU 623379
Israel                    76031                   IL76031


US 5,016,280 Electronic filters, hearing aids and methods, (Engebretson et al.) prio 88.03.23

COUNTRY                  Application              Patent

US                       172,266                  US 5,016,280
US                       059,800                  US 5,475,759
Canada                   594441                   CA 1326285

EP                       89302762.3

Denmark                  1445/89
Australia                31421/89                 AU 611781
JP                       70283/89
South Korea              3688/989
Malaysia                 8900349                  MY103857-A

US 5,111,419 Electronic Filters, signal conversion apparatus, hearing aids and methods prio 92.05.05

COUNTRY                  Application              Patent

US                       180,170                  US 5,111,419
US                       792,706                  US 5,225,836
US                       056,054                  US 5,357,251

Canada                   595860                   CA 1335674

EP                       89303482.7               EP 0 339 819
Switzerland              EP                       339 819
Germany                  EP                       DE6891974.1
France                   EP                       339 819
GB                       EP                       339 819
Netherlands              EP                       339 819
Sweden                   EP                       339 819

Australia                32458/89                 AU 621100
Denmark                  1707/89
Japan                    91715/89
South Korea              4781/89
Malaysia                 8900455
Taiwan                   78103077                 CR43643


US 5,412,735  Adaptive noise reduction circuit for a sound reproduction system,
                         (Engebretson et al.)     prio 92.02.27

COUNTRY                  Application              Patent

US                       842,566                  US 5,412,735
Canada                   2090297

EP                       93301401.1

Australia                                         AU 658476
Japan                    40303/93
South Korea              2836/93
Malaysia                 9300335

Adaptive gain and filtering circuit for a sound reproductive system
                         (Engebretson et al.)     prio 93.04.07

COUNTRY                  Application              Patent

US                       044,246
US                       477,621
Canada                   2160133

EP                       94914764.9
Japan                    522504/94

                                   Rider to

                           Patent License Agreement

                             dated August 27,1998



                                    between

                                   K/S HIMPP

                                      and

                            Sonic Innovations, Inc.

                            (the License Agreement)

The Parties to the License Agreement have agreed to amend the License Agreement as follows:

1.  The following is added to art. 7.1, line 12 (after ..... royalties due.)

    "The above statement of Licensee duly certified by Licensee's statutory auditor shall further identify any hearing aid, or any apparatus, device or system manufactured or sold by Licensee, which is designed for use with a hearing aid and on which royalties are not being paid".

2.  The following is deleted from art. 7.2

    "and the identification of any hearing aid, or any apparatus, device or system which is designed for use with a hearing aid and on which royalties are not being paid".

3.  The following is added to art. 9.2

    "This agreement may be terminated by licensee on three months' written notice to Licensor with effect as from the end of the second consecutive fiscal year of Licensee after all manufacture and/or sale of Licensed Products has been discontinued and Licensee has informed Licensor of its intention not to resume such manufacture or sale in the future".

4.  The following is added to art. 14.2

    "f.  the statutory auditors of Licensee mentioned in art. 7.1.

     g. any third party performing a due diligence review with regard to Licensee's business".

    IN WITNESS WHEREOF, the parties hereto have caused this Rider to Agreement to be executed by their respective duly authorized officers effective as of January 1, 1997.

                                                K/S HIMPP

Date: September 10, 1998                By: /s/ illegible
      ------------                         --------------------------------
                                                Title: Man. Dir..
                                                      ---------------------


                                                Licensee

Date: August 27, 1998                   By: /s/ William S. Barth
      ---------                            --------------------------------
                                                Title: CFO
                                                      ---------------------